                                                                    EXHIBIT 99.2


                                                                December 1, 1999



Carrizo Oil & Gas, Inc.
14811 St. Mary's Lane, Suite 148
Houston, Texas  77079
Attention: Chip Johnson

                             Carrizo Oil & Gas, Inc.
                             $30,000,000 Investment


Gentlemen:

                  You have advised Chase Capital Partners (together with one or more of its affiliated investment funds, "CCP") that Carrizo Oil & Gas, Inc. (the "Company") intends to purchase (the "Redemption") from Enron Corp. and its affiliates (collectively, "Enron"), pursuant to a definitive purchase agreement with Enron (the "Enron Purchase Agreement") with respect to the Redemption with terms and conditions satisfactory to CCP, all of the Company's outstanding 9% Series A Preferred Stock, par value $0.01 per share (liquidation amount of approximately $34,000,000) and warrants to purchase 750,000 shares of the Company's common stock (collectively, the "Enron Equity"), which to your knowledge represents all of the securities of the Company held by Enron other than warrants to purchase 250,000 shares of the Company's common stock which will be retained by Enron (and the terms of which will be amended), for an aggregate redemption price of up to $12,000,000 in cash. In connection therewith, the Company intends to issue (a) $22,000,000 aggregate principal amount of its senior subordinated notes (the "Notes"), together with warrants to purchase common stock (the "Common Stock") of the Company (the "Warrants") and
(b) aggregate consideration of $8,000,000 in Common Stock.

                  CCP is pleased to advise you of its commitment to purchase up to $22,000,000 aggregate principal amount of the Notes, the Warrants and up to $8,000,000 of the Common Stock (collectively, the "Investment"), upon the terms and subject to the conditions set forth or referred to in this letter ("Commitment Letter") and in the Term Sheet (the "Term Sheet") annexed hereto; provided, however that the foregoing amounts will be reduced to the extent of the investment by the non-management directors as described herein and in the Term Sheet.

                  You agree promptly to prepare and provide to CCP all information reasonably requested by CCP with respect to the Company, the Redemption and the other transactions contemplated hereby, including all financial information and projections (the "Projections"). You hereby represent and covenant that (a) all information other than the Projections (the "Information") that has been or will be made available to CCP by or on behalf of you or any of your authorized representatives, when taken as a whole, is or will be, when furnished, complete and correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and (b) the Projections that have been or will be made available to CCP by or on behalf of you or any of your authorized representatives have been or will be prepared in good faith based upon assumptions that are reasonable at the time made and at the time the related Projections are made available to CCP. You agree that if at any time from and including the date hereof until the closing of the Investment, any of the representations in the preceding sentence would be incorrect, then you will promptly supplement the Information and the Projections so that such representations will be correct. You agree that CCP will be entitled to use and rely primarily on the Information and the Projections without responsibility for independent verification thereof.

                  As consideration for CCP's commitment hereunder, you agree to pay to CCP, conditioned upon the closing, a fee (the "Closing Fee") in an amount equal to one and one-half percent (1 1/2%) of the aggregate amount of CCP's portion of the total Investment. The Closing Fee shall be payable on the Closing Date, shall be paid in immediately available funds and, once paid, shall not be refundable under any circumstances. The Closing Fee shall be in addition to reimbursement of the reasonable out-of-pocket fees and expenses of CCP.

                  CCP's commitment hereunder is subject to (a) CCP's not having discovered or otherwise becoming aware of information not previously disclosed to CCP that CCP believes to be materially inconsistent with its understanding, based on information provided to CCP prior to the date hereof, of the business, operations, properties, assets, liabilities, prospects or financial condition of Company, (b) there not having occurred any event, condition or circumstance that has had or is reasonably likely to have a material adverse effect on the business, operations, properties, assets, liabilities, prospects or financial condition of Company, (c) there not having occurred and being continuing a material disruption of or material adverse change in financial, banking or capital market conditions, (d) the negotiation, execution and delivery of definitive documentation with respect to the Investment reasonably satisfactory to CCP and its counsel, (e) the closing of the Redemption on the terms set forth in the Enron Purchase Agreement and or other terms satisfactory to CCP simultaneously with the closing of the Investment, (f) the negotiation, execution and delivery of an amendment to your credit facility with Compass Bank or a new credit facility with Shell Capital on terms reasonably satisfactory to CCP, (g) evidence reasonably satisfactory to CCP that the transactions contemplated by the Investment do not require shareholder approval under NASDAQ rules and are not in violation of NASDAQ's voting rights policy and (h) the other conditions set forth or referred to herein and in the Term Sheet. In addition to the foregoing, certain non-management directors of the Company will be required to purchase at least 10% of the total amount of the Investment as a condition to closing. The terms and conditions of CCP's commitment hereunder and of the Investment are not limited to the terms and conditions set forth herein or in the Term Sheet. Those matters that are not covered by or made clear under the provisions hereof or of the Term Sheet are subject to the reasonable approval and reasonable agreement of CCP and you.

                  By executing this Commitment Letter, you agree (a) to indemnify and hold harmless CCP, its affiliates and their respective officers, partners, directors, managers, employees, affiliates, agents and controlling persons from and against any and all losses, claims, damages, liabilities and expenses, joint or several, to which any such persons may become subject arising out of or in connection with this Commitment Letter, the Term Sheet, the Redemption, the Investment or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any of such indemnified parties is a party thereto, and to reimburse each of such indemnified parties upon demand for any reasonable legal or other expenses incurred in connection with investigating or defending any of the foregoing, provided that the foregoing indemnity will not, as to any indemnified party, apply to losses, claims, damages, liabilities or related expenses to the extent they are found in a final judgment of a court to have resulted from the willful misconduct or gross negligence of such indemnified party, and (b) to reimburse CCP and its affiliates on demand for all reasonable out-of-pocket expenses (including but not limited to expenses of CCP's due diligence investigation, consultants' fees, syndication expenses, travel expenses and reasonable fees, disbursements and other charges of counsel), in each case incurred in connection with the Commitment Letter, the Term Sheet, the Redemption, the Investment and any related documentation (whether or not the transactions contemplated hereby are consummated) and the administration, enforcement, amendment, modification or waiver thereof; provided, that CCP shall notify you when out-of pocket expenses (other than fees, disbursements and other charges of counsel) exceeds $20,000. Notwithstanding any other provision of this Commitment Letter, no indemnified person shall be liable for any indirect or consequential damages in connection with its activities related to the Investment.

                  In consideration of the substantial expenditure of time, effort and expense to be undertaken by CCP immediately upon the execution and delivery of this Commitment Letter, you hereby undertake and agree that in the absence of CCP's prior written consent, for the period from the date hereof until December 15, 1999 (the "Termination Date"), you will not, nor will you permit any of your affiliates (or authorize or permit any of their respective representatives) to take, directly or indirectly, any action to initiate, assist, solicit, receive, negotiate, encourage or accept any offer or inquiry from any person to (a) provide any debt or equity financing other than financings under your credit agreement, arrangements relating to certain oil and gas financings and other financings of the type not described herein (a "Financing") or purchase all or substantially all of the assets or capital stock of the Company (whether through a purchase of stock, merger, asset sale or related transaction) (a "Sale of the Company"), (b) reach any agreement or understanding (whether or not such agreement or understanding is absolute, revocable, contingent or conditional) for, or otherwise attempt to consummate, any Financing or Sale of the Company or (c) furnish or cause to be furnished any information with respect to the Company or any of its affiliates to any person (other than as contemplated by this Commitment Letter) who you, or any of your representatives, know or have reason to believe is in the process of considering any Financing or Sale of the Company, except in each case, solely with respect to a Sale of the Company, to the extent that the foregoing restrictions are inconsistent with the exercise of the fiduciary duties of your officers or directors. The obligations under this paragraph shall terminate and be of no further force and effect in the event that this Commitment Letter is terminated by CCP in accordance with its terms.

                  This Commitment Letter is delivered to you on the understanding that neither the existence of this Commitment Letter or the Term Sheet nor any of their terms or substance shall be disclosed, directly or indirectly, except (a) as may be compelled to be disclosed in a judicial or administrative proceeding or as otherwise required by law, (b) on a confidential and "need-to-know" basis, to your officers, directors, employees, agents and advisors who are directly involved in the consideration of this matter, (c) on a confidential basis to Nasdaq and its agents and (d) on a confidential basis to Enron and its advisors and agents in connection with the Redemption.

                  You acknowledge that CCP and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which you may have conflicting interests regarding the transactions described herein and otherwise. CCP will not use confidential information obtained from you by virtue of the transactions contemplated by this Commitment Letter or its other relationships with you in connection with the performance by CCP or any of its affiliates of services for other companies, and CCP will not furnish any such information to other companies. You also acknowledge that CCP and its affiliates have no obligation to use in connection with the transactions contemplated by this Commitment Letter, or to furnish to you, confidential information obtained by CCP or any of its affiliates from other companies.

                  This Commitment Letter and CCP's commitment hereunder shall not be assignable by you without the prior written consent of CCP, and any attempted assignment without such consent shall be void. This Commitment Letter and CCP's commitment hereunder may be assigned in whole or in part by CCP to its affiliates or other financial institutions acceptable to CCP and reasonably acceptable to you. This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by CCP and you. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Commitment Letter. This Commitment Letter is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto. This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of New York.

                  Please indicate your acceptance of the terms hereof and of the Term Sheet by signing in the appropriate space below and returning to CCP the enclosed duplicate originals (or facsimiles) of this Commitment Letter not later than 5:00 p.m., New York City time, on December 3, 1999. CCP's commitment hereunder will expire at such time in the event that CCP has not received such executed duplicate originals (or facsimiles) in accordance with the immediately preceding sentence. In the event that the closing in respect of the Investment does not occur on or before the Termination Date, then this Commitment Letter and CCP's commitment hereunder shall automatically terminate unless CCP shall, in its discretion, agree to an extension. The compensation, reimbursement, indemnification and confidentiality provisions contained herein shall remain in full force and effect regardless of whether definitive documentation for the Investment shall be executed and delivered and notwithstanding the termination of this Commitment Letter or CCP's commitment hereunder.

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

                  CCP is pleased to have been given the opportunity to assist you in connection with this transaction and we look forward to working with you to complete this transaction.


                                            Very truly yours,

                                            CHASE CAPITAL PARTNERS



                                            By: /s/ CHRIS BEHRENS
                                               --------------------------------
                                               Name: Chris Behrens
                                               Title: General Partner


Accepted and agreed to as of
the date first above written:


CARRIZO OIL & GAS, INC.



By: /s/ S.P. JOHNSON IV
   --------------------------------------
   Name: S.P. Johnson IV
   Title: President/CEO



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
                             CARRIZO OIL & GAS, INC.
             $22,000,000 SENIOR SUBORDINATED NOTES WITH WARRANTS AND
                       $8,000,000 COMMON STOCK INVESTMENT
                                   TERM SHEET

                                         SENIOR SUBORDINATED NOTES
                                         -------------------------

ISSUER:                             Carrizo Oil & Gas, Inc. (the "Issuer").

HOLDERS: Affiliates of Chase Capital Partners (collectively, "CCP"), certain non-management directors of the Issuer (as described under "Conditions Precedent" below) and, at the option of CCP, other investors acceptable to CCP and reasonably acceptable to the Issuer.

ISSUE: Senior Subordinated Notes (the "Notes") with warrants to purchase 15.4% of the Issuer's fully-diluted common stock.

PRINCIPAL AMOUNT:                   $22,000,000.

ISSUE PRICE:                        Par.

CLOSING DATE:                       To be no later than December 15, 1999.

CLOSING FEE:                        Payable in accordance with the Commitment
                                    Letter to which this Term Sheet is attached.

SECURITY:                           The Notes will be unsecured.

RANKING: The Notes will be subordinated obligations of the Issuer ranking junior in right of payment to all Senior Indebtedness (to be defined) of the Issuer and senior in right of payment to all existing and future subordinated indebtedness of the Issuer.

USE OF PROCEEDS:                    The proceeds of the Notes shall be used to
                                    retire all of the Issuer's 9% Series A
                                    Preferred Stock, par value $0.01
                                    (liquidation amount of approximately
                                    $34,000,000) and warrants to purchase
                                    750,000 shares of the Issuer's common stock held by affiliates of Enron Corp.
                                    collectively, "Enron"), which to the
                                    Issuer's knowledge represents all of the securities of the Issuer held by Enron other than warrants to purchase up to 250,000 shares of the Issuer's common stock which Enron will retain (and the terms of which will be amended), at an aggregate redemption price equal to $12,000,000 in cash, to fund the Issuer's ongoing drilling program, to fund working capital and for general corporate purposes.

COUPON: The Notes will bear interest at a fixed rate of 9% per annum, payable quarterly in arrears, calculated on the basis of a 360-day year. Until the fifth anniversary of the Closing Date, interest on the Notes may, at the option of the Issuer, be paid in cash, or may accrue and be added to the principal amount of the Notes, in each case, pro rata among the Notes, provided, however, that at least 40% of each such interest payment shall be paid in cash. On and after the fifth anniversary of the Closing Date, all interest on the Notes shall be payable in cash. During the existence of any event of default under the definitive Note documentation, the interest rate will be 2.0% p.a. above the stated coupon rate.

MATURITY DATE:                      The eighth anniversary of the Closing Date.

REDEMPTION PROVISIONS:              MANDATORY:

                                    The Notes shall be amortized in one annual installment on the Maturity Date.

                                    Upon the occurrence of a change of control
                                    (to be defined, but to include a substantial asset sale, merger and liquidation as well as other customary change of control events), each holder of the Notes may require the Issuer to redeem the Notes at the applicable Optional Redemption Price.


                                    OPTIONAL:

                                    The Notes may be prepaid in whole or in
                                    part, at any time upon 30 days' notice, at the following premium (expressed as a percentage of the principal amount prepaid), plus accrued and unpaid interest (the "Optional Redemption Price"):

                                                Year 1            109%
                                                Year 2            107%
                                                Year 3            105%
                                                Year 4            104%
                                                Year 5            103%
                                                Year 6            102%
                                                Year 7            101%
                                                Thereafter        100%

                                    Any offer to redeem or repurchase any Notes shall be made to all holders of the Notes on the same terms and conditions and any redemption or repurchase shall be made on a pro rata basis among the holders of the Notes.

DOCUMENTATION:                      The issuance of the Notes and the related
                                    warrants will be subject to the negotiation, execution and delivery of definitive documentation reasonably acceptable to all parties, including warrant agreement, shareholders' agreement and registration rights agreement, and shall contain representations, warranties, covenants and events of default customary for a transaction of this type and other terms deemed appropriate by CCP (including but not limited to those specified herein).

CONDITIONS PRECEDENT:               Customary for a financing of this type,
                                    including but not limited to (i) reasonably satisfactory documentation, (ii) due authorization, (iii) absence of default,
                                    (iv) truth and accuracy of representations and warranties, (v) requisite authorizations, approvals and consents; (vi) satisfactory legal opinions and (vii) satisfactory evidence that the issuance of the Notes, Warrants and Common Stock does not require shareholder approval under
                                    NASDAQ rules and is not in violation of
                                    NASDAQ's voting rights policy. In addition to the foregoing, certain non-management directors of the Issuer will be required to purchase, on a pro rata basis, at least 10% of the total amount of the Notes, Warrants and Common Stock as a condition to closing.

REPRESENTATIONS AND
WARRANTIES:                         Customary for a financing of this type.

AFFIRMATIVE COVENANTS:              Customary for a financing of this type.

FINANCIAL COVENANTS:                Customary for a financing of this type.

INFORMATION RIGHTS:                 Customary for a financing of this type,
                                    subject to third-party confidentiality
                                    provisions and attorney-client privilege exceptions. The holders of the Notes will agree to maintain the confidentiality of all non-public information received from the
                                    Issuer, subject to customary exceptions.

NEGATIVE COVENANTS:                 Customary for a financing of this type and
                                    to be consistent with the Senior Facilities.
                                    The definitive Note documentation will
                                    contain certain restrictions on
                                    modifications to the Senior Facilities
                                    without the prior written consent of the holders of the Notes.

EVENTS OF DEFAULT:                  Customary for a financing of this type,
                                    which will include: nonpayment of principal;
                                    nonpayment of interest, fees or other
                                    amounts after a grace period to be agreed upon; material inaccuracy of representations and warranties; violation of covenants
                                    (subject to grace periods to be agreed
                                    upon); cross-acceleration; bankruptcy
                                    events; and material judgments.

                                    Upon the occurrence of an event of default, the holders of a majority of the aggregate principal amount of the Notes then outstanding may, at their option, by written notice to the Issuer, declare all the Notes due and payable. The Notes shall become automatically accelerated in the case of any bankruptcy event of default of the Issuer.

EXPENSES AND INDEMNIFICATION:       The Issuer shall pay (a) all reasonable
                                    out-of-pocket expenses of CCP and its
                                    affiliates associated with the provision of the Notes and the preparation, negotiation, execution and delivery of the definitive
                                    Note documentation, whether or not the
                                    transaction closes, and any amendment or waiver with respect thereto (including the reasonable fees, disbursements and other charges of counsel) and (b) all reasonable out-of-pocket expenses of the holders of the Notes (including fees, disbursements and other charges of counsel) in connection with the enforcement of the Notes.

TRANSFER RESTRICTIONS:              The Notes shall be freely transferable,
                                    subject only to compliance with applicable securities law; provided, however that no Notes shall be transferred to a competitor of the Issuer.

GOVERNING LAW:                      State of New York.


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




                                                    WARRANTS
                                                    --------

ISSUER:                             Carrizo Oil & Gas, Inc. (the "Issuer").

WARRANTS:                           Warrants to purchase 15.4% of the
                                    fully-diluted common stock of the Issuer
                                    (the "Warrant Stock").

EXERCISE PERIOD:                    Exercisable at any time prior to the eighth
                                    anniversary of the Closing Date.

PURCHASE PRICE:                     The Warrants will be issued in conjunction
                                    with the Notes for no additional
                                    consideration and will be detachable.

EXERCISE PRICE:                     $2.20 per share.

PAYMENT OF EXERCISE PRICE:          Cash or surrender of Warrants equal to the
                                    Exercise Price.

METHOD OF EXERCISE:                 Full or partial.

LIQUIDITY OPPORTUNITY:              From and after the fifth anniversary of the
                                    Closing Date and for so long as CCP owns at least 15% of the Issuer's fully-diluted common equity and CCP has not been given a liquidity opportunity (to be defined, but to include (i) a sale of the Issuer which includes the sale of CCP's equity or (ii) the Issuer reaching a specified minimum public float), then CCP shall have the right to appoint two additional members to the Issuer's Board of Directors and the Issuer will increase the size of its Board of Directors to provide for such additional
                                    Board members.

TAG-ALONG RIGHTS:                   Each holder of Warrants or Warrant Stock
                                    that is a Significant Holder shall have the right to participate in any sale of common stock by any principal shareholders to any third party (other than (i) sales to other principal shareholders with a value of less than $3 million, (ii) sales in the public market or (iii) sales pursuant to the exercise of registration rights), such participation to be pro rata with such shareholders. A "Significant Holder" is a holder of Warrants, Warrant Stock or Common
                                    Stock representing not less than 10% of the Issuer's fully-diluted common equity.


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


PREEMPTIVE RIGHTS:                  Each holder of Warrants or Warrant Stock
                                    that is a Significant Holder will be
                                    entitled to participate pro rata (assuming exercise of all Warrants) as purchasers in private equity offerings by the Issuer
                                    (including appreciation rights and other securities or rights having equity features).

ANTI-DILUTION PROVISIONS:           Customary weighted-average anti-dilution
                                    provisions. The Issuer will not be permitted to enter into any transaction that would result in an adjustment under the antidilution provisions that would cause
                                    Warrants to become exercisable for at least
                                    2,075,000 shares at a price less than $1.73 unless the Issuer has previously obtained shareholder approval for the issuance of the Warrants. The Issuer will submit the issuance of the Warrants as a matter to be approved by the shareholders at the Issuer's next shareholders meeting and the principal shareholders and CCP will agree in the shareholders agreement to vote to approve such issuance.

INFORMATION RIGHTS:                 The holders of the Warrants or Warrant Stock
                                    will be entitled to receive the same
                                    information as holders of the Notes. The holders of the Warrants and Warrant Stock will agree to maintain the confidentiality of all non-public information received from the Issuer, subject to customary exceptions.

REGISTRATION RIGHTS:                The holders of Warrants, Warrant Stock
                                    and/or Common Stock will have the following registration rights:

                                    (i)  Three demand registrations at any time,
                                         and

                                    (ii) Unlimited piggyback rights.

                                    The Issuer will pay the expenses of the
                                    holders of Warrant Stock in all demand and piggyback registrations (including the fees and expenses of one counsel for such holders, but excluding underwriting discounts and selling commissions).

                                    The Issuer will not grant other registration rights inconsistent with the rights of the holders of Warrants, Warrant Stock and Common Stock.

                                    If any other holder or group of holders of the Issuer's equity exercises a demand registration right and the holders of Warrants, Warrant Stock and/or Common Stock, promptly after receiving notice of such exercise, exercise one of their demand registration rights, then all such holders shall be entitled to include shares in such registration on a pro rata basis with priority over any holder entitled to piggyback registration rights with respect to such demand registration. Any existing registration rights granted by the Issuer shall be amended to give effect to the foregoing arrangement.

                                    The Issuer, its principal shareholders
                                    (including the holders of the Warrant Stock and the Common Stock) and the holders of Warrants will agree to customary holdback restrictions with respect to any offering which includes common stock issued upon exercise of the Warrants.

DOCUMENTATION:                      The terms with respect to the Warrants will
                                    be set forth in definitive documentation reasonably acceptable to all parties and containing other terms and provisions customary for a transaction of this type, including a shareholders agreement among the holders of the Warrants and the Common
                                    Stock, the Issuer and the principal
                                    shareholders.

TRANSFERABILITY:                    The Warrants shall be freely transferable in
                                    whole or in part to accredited investors, subject only to compliance with applicable securities laws; provided, however that no Warrants shall be transferred to a competitor of the Issuer.


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




                                                  COMMON STOCK
                                                  ------------

ISSUER:                             Carrizo Oil & Gas, Inc. (the "Issuer").

TYPE OF SECURITY:                   Common Stock, par value $0.01 per share (the
                                    "Common Stock").

NUMBER OF SHARES:                   3,636,364 shares.

PURCHASE PRICE:                     $2.20 per share.

CLOSING FEE:                        Payable in accordance with the Commitment
                                    Letter to which this Term Sheet is attached.

LIQUIDITY OPPORTUNITY:              From and after the fifth anniversary of the
                                    Closing Date and for so long as CCP owns at least 15% of the Issuer's fully-diluted common equity and CCP has not been given a liquidity opportunity (to be defined, but to include (i) a sale of the Issuer which includes the sale of CCP's equity or (ii) the Issuer reaching a specified minimum public float), then CCP shall have the right to appoint two additional members to the Issuer's Board of Directors and the Issuer will increase the size of its Board of Directors to provide for such additional
                                    Board members.

TAG-ALONG RIGHTS:                   Each holder of Common Stock that is a
                                    Significant Holder shall have the right to participate in any sale of common stock by any principal shareholders to any third party (other than (i) sales to other principal shareholders with a value of less than $3 million, (ii) sales in the public market or (iii) sales pursuant to the exercise of registration rights), such participation to be pro rata with such shareholders.

PREEMPTIVE RIGHTS:                  Each holder of Common Stock that is a
                                    Significant Holder will be entitled to
                                    participate pro rata as purchasers in
                                    private equity offerings by the Issuer
                                    (including appreciation rights and other securities or rights having equity features).


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


BOARD REPRESENTATION:               For so long as CCP owns at least 15% of the
                                    Issuer's fully-diluted equity, CCP will have the right to appoint 2 members to the Issuer's Board of Directors. For so long as CCP owns at least 7 1/2% but less than 15% of the Issuer's fully-diluted equity, CCP will have the right to appoint 1 member to the Issuer's Board of Directors. The Issuer will increase the size of its Board of Directors from 5 to 7 to provide for the Board members to be appointed by CCP.

INFORMATION RIGHTS:                 The holders of the Common Stock will be
                                    entitled to receive the same information as holders of the Notes. The holders of the Common Stock will agree to maintain the confidentiality of all non-public information received from the Issuer, subject to customary exceptions.


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


REGISTRATION RIGHTS:                The holders of the Common Stock, Warrants
                                    and/or Warrant Stock will have the following registration rights:

                                    (i)  Three demand registrations at any time,
                                         and

                                    (ii) Unlimited piggyback rights.

                                    The Issuer will pay the expenses of the
                                    holders of Common Stock in all demand and piggyback registrations (including the fees and expenses of one counsel for such holders, but excluding underwriting discounts and selling commissions).

                                    The Issuer will not grant other registration rights inconsistent with the rights of the holders of Common Stock, Warrants and Warrant Stock.

                                    If any other holder or group of holders of the Issuer's equity exercises a demand registration right and the holders of Warrants, Warrant Stock and/or Common Stock, promptly after receiving notice of such exercise, exercise one of their demand registration rights, then all such holders shall be entitled to include shares in such registration on a pro rata basis with priority over any holder entitled to piggyback registration rights with respect to such demand registration. Any existing registration rights granted by the Issuer shall be amended to give effect to the foregoing arrangement.

                                    The Issuer, its principal shareholders
                                    (including the holders of the Warrant Stock and the Common Stock) and the holders of Warrants will agree to customary holdback restrictions with respect to any offering which includes any Common Stock.

DOCUMENTATION:                      The terms with respect to the purchase of
                                    the Common Stock will be set forth in
                                    definitive documentation reasonably
                                    acceptable to all parties and containing other terms and provisions customary for a transaction of this type, including a shareholders agreement among the holders of the Common Stock and the Warrants, the Issuer and the principal shareholders.

TRANSFERABILITY:                    The Common Stock shall be freely
                                    transferable in whole or in part, subject only to compliance with applicable securities laws; provided, however that no Common Stock shall be transferred to a competitor of the Issuer.


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